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                                                                      EXHIBIT 15

                         ACKNOWLEDGMENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS
                 REGARDING INDEPENDENT AUDITORS' REVIEW REPORT

The Board of Directors
PLATINUM technology, inc.:

With respect to the registration statements on Form S-8 of PLATINUM technology, inc., we acknowledge our awareness of the use therein of our report dated August 13, 1996 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.


                                            KPMG Peat Marwick LLP




Chicago, Illinois
August 13, 1996